UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2014

ARC Group Worldwide, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  386-736-4890

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

Acquisition of Advance Tooling Concepts

On April 7, 2014, ARC Group Worldwide, Inc. (the “Company”) acquired Advance Tooling Concepts, LLC, a Colorado limited liability company (“ATC”) for $24 million (the “Purchase Price”), in an all-cash transaction, pursuant to a Membership Interests Purchase Agreement (the “ATC Purchase Agreement”) with each of Nigel Sutton, Gregory Curtis, Frank Ferree and Dermot Rafferty (the “Sellers”). Pursuant to the ATC Purchase Agreement, the Company has purchased one hundred percent (100%) of the membership interests of ATC from the Sellers. The Purchase Price is subject to customary working capital adjustments. In connection with the sale of ATC, the Sellers have agreed to be bound by non-solicitation and non-competition provisions for a period of five years. At the closing, the Company assigned all of its rights in the ATC Purchase Agreement to the Company’s subsidiary 3D Material Technologies, LLC (“3DM”) which is now the direct owner of ATC.

ATC, founded in Longmont, CO in 1999, is a leader in high quality plastic injection molding and specialized tool making, offering a wide variety of products and services including a state-of-the-art tool room, automated molding operations, and a Class 100,000 medical clean room. ATC offers a highly flexible product portfolio that is customized for its customers’ unique needs, with products varying from prototype parts through low- to high-volume production. Because ATC is currently a top supplier to the Company for metal injection molding tooling, the acquisition will reduce the Company’s tooling lead times and costs through vertical integration and will shorten the ‘time to market’ for the Company’s customers. ATC generated revenues of more than $17 million in 2013 and is ISO 9001:2008 and ISO 13485 certified.

Pursuant to the ATC Purchase Agreement, ten percent of the purchase price has been held back by the Company for the payment of any amounts owed by Sellers to the Company pursuant to the working capital adjustments in the ATC Purchase Agreement and also to satisfy any indemnification obligations of the Sellers. At the conclusion of the one year escrow period, the available amounts remaining in escrow will be released to the Sellers. The Sellers have authorized the Company to hold the applicable escrow amount in the form of shares of Company common stock in lieu of cash during the one year escrow period.

In connection with the acquisition of ATC, each of the Sellers has entered into employment agreements with ATC. Each of the employment agreements will terminate after one year.

Acquisition of Thixoforming LLC

On April 7, 2014, the Company’s subsidiary Advanced Forming Technology, Inc. (“AFT”) acquired Thixoforming LLC, a Colorado limited liability company (“Thixoforming”) from Precision Castparts Corp., an Oregon corporation (“Precision Castparts”).

Thixoforming, founded in 2012, is located adjacent to AFT, the Company’s Colorado metal injection molding business. Thixoforming is a leader in magnesium injection molding. Thixoforming’s capabilities combine the design and processing flexibility of plastic injection molding with the strength of high-pressure diecasting. Thixoforming’s process produces complex shaped components with high dimensional precision, fine detail, and overall light weight. Thixoforming further rounds out the Company’s injection molding suite of services and adds further capacity to the Company’s leading position in the injection molding industry. Similar to ATC, Thixoforming also adds an additional customer base for the Company’s 3DM division to which it can offer rapid prototyping and short run production services.

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RBS Citizens, N.A. Credit Facility

On April 7, 2014, the Company and its subsidiaries AFT, ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC and 3DM (each a “Borrower” and collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent. The Credit Agreement provides for availability of up to $90 million, consisting of (i) a senior secured revolving commitment in the principal amount of $20 million; (ii) a senior secured term loan commitment in the principal amount of $45 million; and (iii) a senior secured delayed draw term loan commitment in the principal amount of $35 million (the “Credit Facility”).

The Borrowers made an initial draw on the Credit Facility at closing for the following purposes: (i) to finance the acquisition of ATC and Thixoforming described above; (ii) to repay amounts outstanding under the Company’s First Amended and Restated Loan Agreement with TD Bank, N.A., as Administrative Agent; (iii) to repay the Company’s Unsecured Subordinated Convertible Promissory Note due to Precision Castparts (the “Subordinated Note”); (iv) to pay fees and expenses related to the closing of the transactions; and (v) for general corporate purposes.

In connection with the Credit Agreement, the Company and the Borrowers together with Company subsidiaries Quadrant Metals Technologies LLC, ATC, Arc Wireless, LLC and Thixoforming (collectively, the “Guarantors”), have entered into a Guarantee and Collateral Agreement with RBS Citizens, N.A. dated as of April 7, 2014, which secures all of the loans and credits drawn from the Credit Facility by the Borrowers. The security interests established under the Guarantee and Collateral Agreement include senior secured liens on substantially all of the assets of the Guarantors. The Guarantors have agreed to guarantee the unconditional payment and performance to the lenders of all obligations of the Borrowers under the Credit Facility.

The description of the Credit Facility and the Guarantee and Collateral Agreement contained herein are summaries of the material terms thereof and do not purport to be complete.  Such descriptions are qualified in their entirety by reference to the Credit Facility and the Guarantee and Collateral Agreement, which are incorporated herein by reference to Exhibits 10.30 and 10.31 hereof.

Item 1.02:	Termination of a Material Definitive Agreement.

Termination of Company’s First Amended and Restated Loan Agreement with TD Bank, N.A.

In connection with the Company’s execution of the Credit Agreement, on April 7, 2014 the Company’s subsidiary Quadrant Metals Technologies LLC terminated the First Amended and Restated Loan Agreement and repaid all outstanding balances.

On April 7, 2014, the Company redeemed the Subordinated Note for $15.6 million, a $2.0 million discount to the Subordinated Note’s face value of $17.6 million. The Subordinated Note due to Precision Castparts reflected amounts due in connection with the purchase of AFT on August 8, 2012. On such date, the Company issued the Subordinated Note to Precision Castparts in the amount of $17.6 million with a five year maturity.

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Item 2.01:	Completion of Acquisition or Disposition of Assets.

Acquisition of Advance Tooling Concepts

Effective as of April 7, 2014, the Company has acquired ATC, as described in Item 1.01 above, which is incorporated herein by reference thereto.

Acquisition of Thixoforming LLC

Effective as of April 7, 2014, the Company has acquired Thixoforming, as described in Item 1.01 above, which is incorporated herein by reference thereto.

Item 8.01:	Other Events.

Press Release

On April 8, 2014, the Company issued a press release, attached hereto as Exhibit 99.1.

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Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The Company will file the financial statements of the newly acquired businesses by amendment to this Report within 71 calendar days after the date this Report is due, as permitted by Instruction (a)(4) to Item 9.01 of Form 8-K.

(d)	Exhibits

Exhibit	Description

10.26	Membership Interest Purchase Agreement, by and among Nigel Sutton, Gregory Curtis, Frank Ferree, Dermot Rafferty and the Company, dated as of April 7, 2014.

10.27	Escrow Agreement, by and among the Company, Nigel Sutton, Gregory Curtis, Frank Ferree and Dermot Rafferty, dated as of April 7, 2014.

10.28	Assignment Agreement, among the Company, 3D Material Technologies, LLC, Advance Tooling Concepts, LLC and Advanced Forming Technology, Inc., dated as of April 7, 2014.

10.29	Purchase Agreement among Precision Castparts Corp., Thixoforming LLC and Advanced Forming Technology, Inc., dated as of April 7, 2014.*

10.30	Credit Agreement, among the Company, Advanced Forming Technology, Inc. ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, RBS Citizens, N.A. and Capital One National Association, dated as of April 7, 2014.

10.31	Guarantee and Collateral Agreement, among the Company, Advanced Forming Technology, Inc. ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC and RBS Citizens, N.A., dated as of April 7, 2014.

The following exhibit shall be deemed to be furnished, and not filed:

99.1	Press Release dated April 8, 2014.

*	Portions of the exhibit marked with an asterisk have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: April 11, 2014	By:	/s/ Jason T. Young
Name: Jason T. Young
Title: Chief Executive Officer

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